UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) August 28, 2003

                            CENTURY PROPERTIES FUND XIX
               (Exact name of registrant as specified in its charter)


              California              0-11935                 94-2887133
      (State or other jurisdiction  (Commission            (I.R.S. Employer
           of incorporation)        File Number)        Identification Number)


                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                         (Registrant's telephone number)

Item 2.     Acquisition or Disposition of Assets.

On August 28, 2003, the Registrant sold one of its investment properties, McMillan Place Apartments, located in Dallas, Texas. The Registrant sold
McMillan Place Apartments to McMillan Development Associates, LP, an unrelated party, for $14,150,000. The sale price was determined based on the fair market value of the investment property.

In accordance with the Limited Partnership Agreement of the Registrant, the Registrant's general partner is evaluating the cash requirements of the Registrant to determine whether any portion of the net proceeds will be distributed to the Registrant's partners.

Item 7.     Financial Statements and Exhibits

(b) Pro forma financial information.

The following unaudited pro forma consolidated balance sheet and statements of operations reflect the operations of the Registrant as if McMillan Place Apartments had been sold on January 1, 2002.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have resulted had the sale been consummated on the date indicated, nor do they represent a forecast thereof at any future date or for any future period. This pro forma information should be read in conjunction with the Registrant's 2002 Annual Report on Form 10-KSB.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                   (Unaudited)
                                 (in thousands)

                                  June 30, 2003


All other assets                                                    $ 3,944
Investment properties, net                                           38,993

      Total Assets                                                  $42,937


All other liabilities                                               $ 1,358
Mortgage  notes payable                                              47,309
Partners' deficit                                                    (5,730)

      Total Liabilities and Equity                                  $42,937


                  PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                      (in thousands, except per unit data)

                                                    Six Months
                                                      Ended        Year Ended
                                                     June 30,     December 31,
                                                       2003           2002

Total revenues                                       $ 6,544        $14,313
Total expenses                                         6,997         13,314

Net (loss) income                                    $  (453)       $   999

Net (loss) income per limited partnership unit       $ (4.47)       $  9.87


(c) Exhibits.

The following exhibits are filed with this report (1):

10.22       Purchase  and  Sale   Contract   between   Registrant   and  Suncase
            Corporation, dated June 11, 2003.

10.23 First Amendment to the Purchase and Sale Contract between Registrant and Suncase Corporation, dated July 10, 2003.

10.23       Second   Amendment  to  the  Purchase  and  Sale  Contract   between
            Registrant and Suncase Corporation, dated August 13, 2003.

10.24 Assignment Agreement between Suncase Corporate and McMillan Development Associates, LP dated August 25, 2003.

(1) Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    CENTURY PROPERTIES FUND XIX


                                    By:   Fox Partners II
                                          General Partner


                                    By:   /s/Patrick J. Foye
                                          Patrick J. Foye
                                          Executive Vice President


                                    Date: September 10, 2003

                                                                   Exhibit 10.22


                           PURCHASE AND SALE CONTRACT

                                     BETWEEN

                          CENTURY PROPERTIES FUND XIX,

                        a California limited partnership

                                    AS SELLER

                                       AND

                              SUNCASE CORPORATION,

                               a Texas corporation

                                  AS PURCHASER

                           PURCHASE AND SALE CONTRACT

      THIS PURCHASE AND SALE CONTRACT (this "Contract") is entered into as of the last date this Contract has been executed by each of Seller and Purchaser and delivered to Escrow Agent, being the 11th day of June, 2003 (the "Effective Date") by and between CENTURY PROPERTIES FUND XIX, a California limited partnership, having an address at Stanford Place 3, 4582 S. Ulster St. Parkway, Suite 1100, Denver, Colorado 80237 ("Seller") and SUNCASE CORPORATION, a Texas corporation, having a principal address at 901 Waterfall Way, Suite 555, Richardson, TX 75080 ("Purchaser").

      NOW, THEREFORE, in consideration of mutual covenants set forth herein, Seller and Purchaser hereby agree as follows:

                                    RECITALS

      A. Seller owns the real estate located in Dallas County, Texas, as more particularly described in Exhibit A attached hereto and made a part hereof, and the improvements thereon.

      B. Purchaser desires to purchase, and Seller desires to sell, such land, improvements and certain associated property, on the terms and conditions set forth below.

                                   ARTICLE 1
                                  DEFINED TERMS

1.1  Unless  otherwise  defined  herein,   any  term  with  its  initial  letter
capitalized in this Contract shall have the meaning set forth in this ARTICLE 1.

1.1.1       "ADA" shall have the meaning set forth in Section 13.22.

1.1.2       "Additional   Deposit"   shall  have  the  meaning  set  forth  in
Section 2.2.2.

1.1.3       "AIMCO" means Apartment Investment and Management Company.

1.1.4 "AIMCO Marks" means all words, phrases, slogans, materials, software, proprietary systems, trade secrets, proprietary information and lists, and other intellectual property owned or used by Seller, the Property Manager, or AIMCO in the marketing, operation or use of the Property (or in the marketing, operation or use of any other properties managed by the Property Manager or owned by AIMCO or an affiliate of either Property Manager or AIMCO).

1.1.5       "Broker" shall have the meaning set forth in Section 9.1.

1.1.6 "Business Day" means any day other than a Saturday or Sunday, a Federal holiday or legal holiday in the States of Colorado and Texas or, in the case of a day which would otherwise be the Closing Date, a day on which the Lender is not open for business.

1.1.7 "Capital Improvements Schedule" shall have the meaning given to such term in Schedule 3.5.

1.1.8 "Closing" means the consummation of the purchase and sale and related transactions contemplated by this Contract in accordance with the terms and conditions of this Contract.

1.1.9 "Closing Date" means the date on which date the Closing of the conveyance of the Property is required to be held pursuant to Section 5.1.

1.1.10 "Code" shall have the meaning set forth in Section 2.3.6.

1.1.11 "Consultants" shall have the meaning set forth in Section 3.1.

1.1.12 "Damage Notice" shall have the meaning set forth in Section 11.1.

1.1.13 "Deed" shall have the meaning set forth in Section 5.2.1.

1.1.14 "Deed of Trust" shall have the meaning set forth in Section 4.5.

1.1.15 "Deposit" means, to the extent actually deposited by Purchaser with Escrow Agent, the Initial Deposit and the Additional Deposit.

1.1.16 "Escrow Agent" shall have the meaning set forth in Section 2.2.1.

1.1.17 "Excluded Permits" means those Permits which, under applicable law, are nontransferable and such other Permits, if any, as may be designated as Excluded Permits on Schedule 1.1.17.

1.1.18 "Excluded  Property  Contracts" shall have the meaning given such term in
Section 1.1.47.

1.1.19 "Existing Survey" shall have the meaning set forth in Section 4.2.

1.1.20 "Feasibility Period" shall have the meaning set forth in Section 3.1.

1.1.21  "Final  Response  Deadline"  shall have the meaning set forth in Section
4.3.

1.1.22  "Financing  Contingency  Period"  shall  have the  meaning  set forth in
Section 3.7.

1.1.23 "Fixtures and Tangible Personal Property" means all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances and other articles of tangible personal property located on the Land or in the Improvements as of the Effective Date and used or usable in connection with the occupation or operation of all or any part of the Property, but only to the extent transferable. The term "Fixtures and Tangible Personal Property" does not include (a) equipment leased by Seller and the interest of Seller in any equipment provided to the Property for use, but not owned or leased by Seller, or (b) property owned or leased by any Tenant or guest, employee or other person furnishing goods or services to the Property, or (c) property and equipment owned by Seller, which in the ordinary course of business of the Property is not used exclusively for the business, operation or management of the Property and expressly identified on Schedule 1.1.23, or (d) the property and equipment, if any, expressly identified in Schedule 1.1.23.

1.1.24 "General Assignment" shall have the meaning set forth in Section 5.2.3.

1.1.25 "Good Funds" shall have the meaning set forth in Section 2.2.1.

1.1.26 "Improvements" means all buildings and improvements located on the Land taken "as is."

1.1.27 "Initial Deposit" shall have the same meaning set forth in Section 2.2.1.

1.1.28 "Independent Contract Consideration" shall have the meaning set forth in Section 2.2.3.

1.1.29 "Land" means all of those certain tracts of land located in the State of Texas described on Exhibit A, and all rights, privileges and appurtenances pertaining thereto.

1.1.30 "Lease(s)" means all leases, subleases and other occupancy contracts, whether or not of record, which provide for the use or occupancy of space or facilities on or relating to the Property and which are in force as of the Closing Date for the applicable Property.

1.1.31 "Leases Assignment" shall have the meaning set forth in Section 5.2.4.

1.1.32 "Lender" shall mean The Traveler's Insurance Company, a Connecticut corporation (whose servicer is Midland Loan Services, Inc.).

1.1.33 "Lender's Fees" shall mean all fees and expenses (including, without limitation, all prepayment penalties and other fees, profits interests and other amounts) imposed or charged by Lender or its counsel in connection with the Loan Payoff, and, to the extent that the Loan Payoff occurs on a date other than as permitted under the Note and Deed of Trust, any amounts of interest charged by Lender for the period from the Closing Date to the permitted prepayment date, the amount of the Lender's Fees to be determined as of the Closing Date.

1.1.34 "Loan" shall mean the indebtedness owing to Lender evidenced by the Note.

1.1.35 "Loan Payoff" shall have the meaning set forth in Section 5.4.7.

1.1.36 "Local Escrow Agent" shall mean Stewart Title North Texas, 8201 Preston Road, Suite 220, Dallas, Texas 75228, Attn: Ms. Mary Nell Gibbins and Mr. Drex Baker.

1.1.37      "Losses" shall have the meaning set forth in Section 3.4.1.

1.1.38      "Materials" shall have the meaning set forth in Section 3.5.

1.1.39 "Miscellaneous Property Assets" means all contract rights, leases, concessions, warranties, plans, drawings and other items of intangible personal property relating to the ownership or operation of the Property and owned by Seller, including all telephone and facsimile numbers associated with the Property (to the extent transferable), but excluding, however, (a) receivables,
(b) Property Contracts (and any other contracts by definition excluded from the term "Property Contracts"), (c) Leases, (d) Permits (and Excluded Permits), (e) cash or other funds, whether in petty cash or house "banks," or on deposit in bank accounts or in transit for deposit, (f) refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the Closing Date, (g) utility and similar deposits, (h) insurance or other prepaid items,
(i) Seller's proprietary books and records, or (j) any right, title or interest in or to the AIMCO Marks. The term "Miscellaneous Property Assets" also shall include all of Seller's rights, if any, in and to the name "MCMILLAN PLACE APARTMENTS" as it relates solely to use in connection with the Property (and not with respect to any other property owned or managed by Seller, Property Manager, AIMCO, or their respective affiliates).

1.1.40 "New Survey" shall have the meaning set forth in Section 4.2.

1.1.41 "Note" shall mean those certain Promissory Notes respectively in the original principal amount of $10,800,000.00, dated September 1, 1994, and in the original principal amount of $2,138,673.53, dated September 1, 1994, executed by Seller and payable to the order of The Traveler's Insurance Company.

1.1.42 "Objection Deadline" shall have the meaning set forth in Section 4.3.

1.1.43 "Objection Notice" shall have the meaning set forth in Section 4.3.

1.1.44 "Objections" shall have the meaning set forth in Section 4.3.

1.1.45 "Operating Statements" shall have the meaning given such term in Schedule 3.5.

1.1.46 "Permits" means all licenses and permits granted by any governmental authority having jurisdiction over the Property owned by Seller and required in order to own and operate the Property.

1.1.47 "Permitted Exceptions" shall have the meaning set forth in Section 4.4.

1.1.48 "Property" means (a) the Land and Improvements and all rights of Seller, if any, in and to all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to the Land and Improvements, (b) the right, if any and only to the extent transferable, of Seller in the Property Contracts, Leases, Permits (other than Excluded Permits), and the Fixtures and Tangible Personal Property, and (c) the Miscellaneous Property Assets owned by Seller which are located on the Property and used in its operation.

1.1.49 "Property Contracts" means all purchase orders, maintenance, service, or utility contracts and similar contracts, excluding Leases, which relate to the ownership, maintenance, construction or repair and/or operation of the Property, but only to the extent the assignment of such contract to Purchaser is permitted pursuant to the express terms of such contract and to the extent copies of such purchase orders or contracts have been delivered to Purchaser pursuant to
Section 3.5 or entered into  subsequent to the Effective Date in accordance with
Section 7.1, and not including the following  ("Excluded  Property  Contracts"):
(a) any national contracts entered into by Seller, Property Manager, or AIMCO with respect to the Property (i) which terminate automatically upon transfer of the Property by Seller, or (ii) which Seller, in Seller's sole discretion, elects to terminate with respect to the Property effective as of the Closing Date, or (b) any property management or leasing contract for the Property.

1.1.50 "Property Contracts Notice" shall have the meaning set forth in Section 3.6.

1.1.51 "Property Manager" means the current property manager of the Property.

1.1.52 "Proration Schedule" shall have the meaning set forth in Section 5.4.1.

1.1.53 "Purchase Price" means the consideration to be paid by Purchaser to Seller for the purchase of the Property pursuant to Section 2.2.

1.1.54 "Regional Property Manager" shall have the meaning set forth in Section 6.4.

1.1.55 "Rent Roll" shall mean a list of all Leases affecting the Property, including thereon the following information: (a) the name of each Tenant and the corresponding number of the unit leased (or, unoccupied units, an indication that such unit is unoccupied); (b) the commencement and termination date of each Lease; (c) the base rent of each occupied unit; and (d) the amount of any security deposits held by Seller under such Lease.

1.1.56 "Response Deadline" shall have the meaning set forth in Section 4.3.

1.1.57 "Response Notice" shall have the meaning set forth in Section 4.3.

1.1.58  "Seller's  Indemnified  Parties"  shall  have the  meaning  set forth in
Section 3.4.1

1.1.59      "Seller's  Representations"  shall have the  meaning  set forth in
Section 6.1.

1.1.60 "Survey" shall mean the New Survey, as defined in Section 4.2, or if no New Survey is requested by Purchaser, the Existing Survey.

1.1.61 "Survival Period" shall have the meaning set forth in Section 6.3.

1.1.62 "Survival Provisions" shall have the meaning set forth in Section 13.28.

1.1.63 "Tenant" means any person or entity entitled to occupy any portion of the Property under a Lease.

1.1.64 "Tenant Deposits" means all security deposits, prepaid rentals, cleaning fees and other deposits, plus any interest accrued thereon, paid by Tenants to Seller pursuant to the Leases.

1.1.65  "Tenant  Security  Deposit  Balance" shall have the meaning set forth in
Section 5.4.6.2.

1.1.66      "Terminated  Contracts"  shall  have  the  meaning  set  forth  in
Section 3.6.

1.1.67 "Third-Party Reports" means any reports, studies or other information prepared or complied for Purchaser by any Consultant or other third-party in connection with Purchaser's investigation of the Property.

1.1.68 "Title  Commitment"  shall have the meaning  ascribed  thereto in Section
4.1.

1.1.69 "Title Documents" shall have the meaning set forth in Section 4.1.

1.1.70 "Title Insurer" shall have the meaning set forth in Section 2.2.1.

1.1.71 "Title Policy" shall have the meaning set forth in Section 4.1.

1.1.72 "Uncollected Rents" shall have the meaning set forth in Section 5.4.6.1.

1.1.73 "Vendor Terminations" shall have the meaning set forth in Section 5.2.5.

                                   ARTICLE 2
                 PURCHASE AND SALE, PURCHASE PRICE & DEPOSIT

2.1 Purchase and Sale. Seller agrees to sell and convey the Property to Purchaser and Purchaser agrees to purchase the Property from Seller, all in accordance with the terms and conditions set forth in this Contract.

2.2 Purchase Price and Deposit. The total purchase price ("Purchase Price") for the Property shall be an amount equal to (a) $14,150,000.00, less (b) the Lender's Fees, which shall be paid by Purchaser, as follows:

2.2.1 Not later than 1 Business Day following the Effective Date, Purchaser shall deliver to Stewart Title Guaranty Company, c/o Wendy Howell, 1980 Post Oak Boulevard, Suite 610, Houston, TX 77056 (800) 729-1906 ("Escrow Agent" or "Title Insurer") a deposit (the "Initial Deposit") of $135,000.00 in cash or other immediately available funds ("Good Funds"). The Initial Deposit shall be held and disbursed in accordance with the escrow provisions set forth in Section 2.3. If Purchaser should fail to deposit the Initial Deposit in the time frame specified in this Section 2.2.1, this Contract shall automatically terminate and neither Seller nor Purchaser shall have any further obligations hereunder.

2.2.2 On the day that the Financing Contingency Period expires, Purchaser shall deliver to Escrow Agent an additional deposit (the "Additional Deposit") of $135,000.00 in Good Funds. The Additional Deposit shall be held and disbursed in accordance with the escrow provisions set forth in Section 2.3. If Purchaser should fail to deposit the Additional Deposit in the time frame specified in this Section 2.2.2, then this Contract shall automatically terminate and the Initial Deposit shall be forwarded to Seller by the Escrow Agent, and neither Seller nor Purchaser shall have any further obligations hereunder.

2.2.3 In addition to the Deposit, Seller and Purchaser agree that the amount of One Hundred and No/100 Dollars ($100.00) shall be paid by Purchaser to Seller concurrently with the deposit into escrow of the Deposit, as consideration for Seller's execution and delivery of this Purchase Contract (the "Independent Contract Consideration"). The Independent Contract Consideration is independent of any other consideration or payment provided for in this Purchase Contract and, notwithstanding anything to the contrary herein, is non-refundable in all events.

2.2.4 The balance of the Purchase Price for the Property shall be paid to and received by Escrow Agent in Good Funds no later than 12:00 p.m. (in the time zone in which the Escrow Agent is located) on the Closing Date.

2.3   Escrow Provisions Regarding Deposit and Documents.

2.3.1 Escrow Agent shall hold the Deposit and make delivery of the Deposit to the party entitled thereto under the terms of this Contract. Escrow Agent shall invest the Deposit in such short-term, high-grade securities, interest-bearing bank accounts, money market funds or accounts, bank certificates of deposit or bank repurchase contracts as Escrow Agent, in its discretion, deems suitable, and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit pursuant to this Contract.

2.3.2 Escrow Agent shall hold the Deposit until the earlier occurrence of (i) the Closing Date, at which time the Deposit shall be applied against the Purchase Price, or (ii) the date on which Escrow Agent shall be authorized to disburse the Deposit as set forth in Section 2.3.3. The tax identification numbers of the parties shall be furnished to Escrow Agent upon request.

2.3.3 If the Deposit has not been released earlier in accordance with Section 2.3.2, and either party makes a written demand upon Escrow Agent for payment of the Deposit, Escrow Agent shall give written notice to the other party of such demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within 5 Business Days after the giving of such notice, Escrow Agent is hereby authorized to make such payment. If Escrow Agent does receive such written objection within such 5 Business Day period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the parties to this Contract or a final judgment or arbitrator's decision. However, Escrow Agent shall have the right at any time to deposit the Deposit and interest thereon, if any, with a court of competent jurisdiction in the state in which the Property is located. Escrow Agent shall give written notice of such deposit to Seller and Purchaser. Upon such deposit, Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

2.3.4 The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties for any act or omission on its part unless taken or suffered in bad faith in willful disregard of this Contract or involving gross negligence. Seller and Purchaser jointly and severally shall indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorney's fees, incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to (a) actions or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this Contract or involving gross negligence on the part of the Escrow Agent, or (b) actions brought against Escrow Agent by either of the Seller or the Purchaser.

2.3.5 The parties acknowledge that Local Escrow Agent may act as a repository of documentation deliverable by Purchaser to its lender, and as escrow agent for the lender (as the designee of Escrow Agent), in connection with Purchaser's financing of the Purchase Price (or portion thereof), and that in so acting, Local Escrow Agent will serve as a representative and agent of Escrow Agent, both with respect to the Closing of Purchaser's financing and the recording of the Deed.

2.3.6 The parties shall deliver to Escrow Agent an executed copy of this Contract, which shall constitute the sole instructions to Escrow Agent with respect to sale and purchase of the Property. Escrow Agent shall execute the signature page for Escrow Agent attached hereto with respect to the provisions of this Section 2.3; provided, however, that (a) Escrow Agent's signature hereon shall not be a prerequisite to the binding nature of this Contract on Purchaser and Seller, and the same shall become fully effective upon execution by Purchaser and Seller, and (b) the signature of Escrow Agent will not be necessary to amend any provision of this Contract other than this Section 2.3.

2.3.7 Escrow Agent, as the person responsible for closing the transaction within the meaning of Section 6045(e)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), shall file all necessary information, reports, returns, and statements regarding the transaction required by the Code including, but not limited to, the tax reports required pursuant to Section 6045 of the Code. Further, Escrow Agent agrees to indemnify and hold Purchaser, Seller, and their respective attorneys and brokers harmless from and against any Losses resulting from Escrow Agent's failure to file the reports Escrow Agent is required to file pursuant to this section.

2.3.8 The provisions of this Section 2.3 shall survive the termination of this Contract, and if not so terminated, the Closing and delivery of the Deed to Purchaser.

                                   ARTICLE 3
                FEASIBILITY AND FINANCING CONTINGENCY PERIODS

3.1 Feasibility Period. Subject to the terms of Section 3.3 and 3.4 and the right of Tenants under the Leases, from the Effective Date to and including the date which is 30 days after the Effective Date (the "Feasibility Period"), Purchaser, and its agents, contractors, engineers, surveyors, attorneys, and employees (collectively, "Consultants") shall have the right from time to time to enter onto the Property:

3.1.1 To conduct and make any and all customary studies, tests, examinations, inquiries, and inspections, or investigations (collectively, the "Inspections") of or concerning the Property (including, without limitation, engineering and feasibility studies, evaluation of drainage and flood plain, soil tests for bearing capacity and percolation and surveys, including topographical surveys);

3.1.2 To confirm any and all matters which Purchaser may reasonably desire to confirm with respect to the Property;

3.1.3 To ascertain and confirm the suitability of the Property for Purchaser's intended use of the Property; and

3.1.4       To review the Materials at Purchaser's sole cost and expense.

3.2 Expiration of Feasibility Period. If the results of any of the matters referred to in Section 3.1 appear unsatisfactory to Purchaser for any reason or if Purchaser elects not to proceed with the transaction contemplated by this Contract for any other reason, or for no reason whatsoever, in Purchaser's sole and absolute discretion, then Purchaser shall have the right to terminate this Contract by giving written notice to that effect to Seller and Escrow Agent on or before 5:00 p.m. (in the time zone in which the Escrow Agent is located) on the date of expiration of the Feasibility Period. If Purchaser exercises such right to terminate, this Contract shall terminate and be of no further force and effect, subject to and except for Purchaser's liability pursuant to Section 3.3 and any other provision of this Contract which survives such termination, and Escrow Agent shall forthwith return the Initial Deposit to Purchaser. If Purchaser fails to provide Seller with written notice of termination prior to the expiration of the Feasibility Period in strict accordance with the notice provisions of this Contract, Purchaser's right to terminate under this Section
3.2 shall be permanently waived and this Contract shall remain in full force and effect and Purchaser's obligation to purchase the Property shall be non-contingent and unconditional subject to the Financing Contingency Period set forth in Section 3.7.1 and satisfaction of the conditions expressly stated in
Section 8.1.

3.3 Conduct of Investigation. Purchaser shall not permit any mechanic's or materialmen's liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any Inspections conducted by or for Purchaser. Purchaser shall give notice to Seller a reasonable time prior to entry onto the Property and shall permit Seller to have a representative present during all Inspections conducted at the Property. All information made available by Seller to Purchaser in accordance with this Contract or obtained by Purchaser in the course of its Inspections shall be treated as confidential information by Purchaser, and, prior to the purchase of the Property by Purchaser, Purchaser shall use reasonable efforts to prevent its Consultants from divulging such information to any unrelated third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Contract. The provisions of this Section 3.3 shall survive the termination of this Contract, and if not so terminated shall survive (except for the confidentiality provisions of this Section 3.3) the Closing and delivery of the Deed to Purchaser.

3.4   Purchaser Indemnification.

3.4.1 Purchaser shall indemnify, hold harmless and, if requested by Seller (in Seller's sole discretion), defend (with counsel approved by Seller) Seller, together with Seller's affiliates, parent and subsidiary entities, successors, assigns, partners, managers, members, employees, officers, directors, trustees, shareholders, counsel, representatives, agents, Property Manager, Regional Property Manager, and AIMCO (collectively, including Seller, "Seller's Indemnified Parties"), from and against any and all damages, mechanics' liens, liabilities, losses, demands, actions, causes of action, claims, costs and expenses (including reasonable attorneys' fees, including the cost of in-house counsel and appeals) (collectively, "Losses") arising from or related to Purchaser's or its Consultant's entry onto the Property, and any Inspections or other matters performed by Purchaser with respect to the Property during the Feasibility Period or otherwise.

3.4.2 Notwithstanding anything in this Contract to the contrary, Seller shall have the right, without limitation, to disapprove any and all entries, surveys, tests (including, without limitation, a Phase II environmental study of the Property), investigations and other matters that in Seller's reasonable judgment could result in any injury to the Property or breach of any contract, or expose Seller to any Losses or violation of applicable law, or otherwise adversely affect the Property or Seller's interest therein. Purchaser shall use best efforts to minimize disruption to Tenants in connection with Purchaser's or its Consultants' activities pursuant to this Section. No consent by the Seller to any such activity shall be deemed to constitute a waiver by Seller or assumption of liability or risk by Seller. Purchaser hereby agrees to restore, at Purchaser's sole cost and expense, the Property to the same condition existing immediately prior to Purchaser's exercise of its rights pursuant to this Article
3. Purchaser  shall  maintain and cause its third party  consultants to maintain
(a) casualty insurance and comprehensive public liability insurance with coverages of not less than $1,000,000.00 for injury or death to any one person and $3,000,000.00 for injury or death to more than one person (except that third party consultants of Purchaser may maintain a coverage of $1,000,000.00 for injury or death to more than one person if the coverage maintained by Purchaser covers the acts of its third party consultants at the Property) and $500,000.00 with respect to property damage, by water or otherwise, and (b) worker's compensation insurance for all of their respective employees in accordance with the law of the state in which the Property is located. Seller shall deliver proof of the insurance coverage required pursuant to this Section 3.4.2 to Seller (in the form of a certificate of insurance) prior to the earlier to occur of (i) Purchaser's or Purchaser's Consultants' entry onto the Property, or (ii) the expiration of 5 days after the Effective Date. The provisions of this
Section 3.4 shall survive the termination of this Contract, and if not so terminated, the Closing and delivery of the Deed to Purchaser.

3.5   Property Materials.

3.5.1 Within 5 days after the Effective Date, Seller agrees to make the documents set forth on Schedule 3.5 (the "Materials") assembled and made available at the Property for review and copying by Purchaser at Purchaser's sole cost and expense (subject to Section 3.5.2). In the alternative, at Seller's option and within the foregoing 5-day period, Seller may deliver some or all of the Materials to Purchaser, or make the same available to Purchaser on a secure web site (Purchaser agrees that any item to be delivered by Seller under this Contract shall be deemed delivered to the extent available to Purchaser on such secured web site). To the extent that Purchaser determines that any of the Materials have not been made available or delivered to Purchaser pursuant to this Section 3.5.1, Purchaser shall notify Seller within 10 days following the Effective Date and Seller shall use commercially reasonable efforts to deliver the same to Purchaser within 5 Business Days after such notification is received by Seller. In addition to the delivery of the Materials required by this Section 3.5. Seller shall deliver to Purchaser an updated certified Rent Roll on the 40th day following the Effective Date.

3.5.2 In providing such information and Materials to Purchaser, other than Seller's Representations, Seller makes no representation or warranty, express, written, oral, statutory, or implied, and all such representations and warranties are hereby expressly excluded and disclaimed. Any information and Materials provided by Seller to Purchaser under the terms of this Contract is for informational purposes only shall be destroyed by Purchaser if this Contract is terminated for any reason prior to the Closing. Purchaser shall, in the event of the termination of this Contract prior to the Closing, provide to Seller (a) its affidavit that all such information and Materials in Purchaser's possession have been destroyed and that Purchaser has requested its Consultants and advisors to destroy any such information and Materials in their possession, and
(b) a copy of each notice sent to its Consultants requesting the destruction of such information and Materials in their possession, as acknowledged in writing by such Consultants, and shall indemnify and hold Seller harmless from any loss sustained or incurred by Seller as a result of (i) Purchaser's failure to destroy such information and Materials as required by this Section 3.5.2, and
(ii) the failure of any of Purchaser's Consultants to so destroy such information and Materials other than those Consultants identified in the written acknowledgments delivered to Seller pursuant to this Section 3.5.2. Except for the Seller's Representations, Purchaser shall not in any way be entitled to rely upon the accuracy of such information and Materials. Except for the Seller's Representations Purchaser recognizes and agrees that the Materials and other documents and information delivered or made available by Seller pursuant to this Contract may not be complete or constitute all of such documents which are in Seller's possession or control, but are those that are readily available to Seller after reasonable inquiry to ascertain their availability. Purchaser understands that, although Seller will use commercially reasonable efforts to locate and make available the Materials and other documents required to be delivered or made available by Seller pursuant to this Contract, Purchaser will not rely on such Materials or other documents as being a complete and accurate source of information with respect to the Property, and, except as set forth in the Seller's Representations, will instead in all instances rely exclusively on its own Inspections and Consultants with respect to all matters which it deems relevant to its decision to acquire, own and operate the Property.

3.5.3 The provisions of this Section 3.5 shall survive the Closing and delivery of the Deed to Purchaser.

3.6 Property Contracts. On or before the expiration of the Feasibility Period, Purchaser may deliver written notice to Seller (the "Property Contracts Notice") specifying any Property Contracts with respect to which Purchaser desires to have Seller deliver notices of termination at the Closing (the "Terminated Contracts"); provided that (a) the effective date of such termination after Closing shall be subject to the express terms of such Terminated Contracts, (b) if any such Property Contract cannot by its terms be terminated, it shall be assumed by Purchaser and not be a Terminated Contract (provided that such a contract is not with an affiliated party of Seller, Property Manager or AIMCO), and (c) to the extent that any such Terminated Contract requires payment of a penalty or premium for cancellation, Purchaser shall be solely responsible for the payment of any such cancellation fees or penalties. If Purchaser fails to deliver the Property Contracts Notice on or before the expiration of the Feasibility Period, there shall be no Terminated Contracts and Purchaser shall assume all Property Contracts at the Closing. Notwithstanding the foregoing, Seller aggress to terminate the Excluded Property Contracts effective as of the Closing, or to cause them to be amended to exclude the Property from their scope.

3.7   Financing Contingency Period.

3.7.1 Purchaser shall have a period of 45 days following the Effective Date (the "Financing Contingency Period") to seek acceptable financing for the acquisition of the Property. In the event that, after using commercially reasonable efforts, Purchaser is unable to obtain a commitment for the acquisition of the Property prior to the end of the Financing Contingency Period, Purchaser may, at its option, by the delivery of written Notice by Purchaser to Seller and Escrow Agent not later than 5:00 p.m., Houston, Texas time, of the last day of the Financing Contingency Period, terminate this Contract, whereupon this Contract shall terminate and the Deposit shall be returned to Purchaser by the Escrow Agent and this Purchase Contract shall automatically be of no further force and effect and neither party shall have any further rights and obligations hereunder, except as provided in Section 5.3.

3.7.2 Following the expiration of the Financing Contingency Period, Purchaser assumes full responsibility to expeditiously and diligently initiate and pursue all steps necessary to obtain the funds required for settlement, and Purchaser's acquisition of such funds shall not be a contingency or condition to the Closing. Seller will be responsible for the payment of any amounts necessary to obtain a release of the Deed of Trust.

                                   ARTICLE 4
                                     TITLE

4.1 Title Documents. Within 10 calendar days after the Effective Date, Seller shall cause to be delivered to Purchaser a standard form commitment for title insurance ("Title Commitment") for the Property in an amount equal to $14,150,000 from Title Insurer for an owner's title insurance policy (the "Title Policy"), together with copies of all instruments identified as exceptions therein (together with the Title Commitment, referred to herein as the "Title Documents"). Seller shall be responsible only for payment of the basic premium for the Title Policy to the extent of the amount chargeable on a policy in the amount of $13,550,000. Purchaser shall be solely responsible for payment of all additional amounts and other costs relating to procurement of the Title Commitment, the Title Policy, and any requested amendments or endorsements.

4.2 Survey. Within 3 Business Days after the Effective Date, Seller shall deliver to Purchaser or make available at the Property the existing survey of the Property (the "Existing Survey") (subject to Section 3.5.2). To the extent that Purchaser desires that a new survey of the Property be prepared (or that the Existing Survey be updated or changed in any way), Purchaser may request in writing to Seller, no later than 5 Business Days after the Effective Date, that a new survey of the Property be prepared or that the Existing Survey be updated or changed, as applicable, in which event Seller shall order such new or updated survey from the surveyor who prepared the Existing Survey or from such other surveyor as Seller determines in its reasonable discretion, and shall use reasonable efforts to cause the New Survey to be delivered to Purchaser within 15 days after the date it is requested by Purchaser. Any New Survey shall be an ALTA survey. Purchaser shall pay the cost and expense of any new, updated or changed Survey requested pursuant to the terms of this Section 4.2 and for any further updates or revisions of the Survey required by Purchaser or Purchaser's lender.

4.3 Objection and Response Process. On or before the date which is 10 days after the receipt of the last to be received of the Title Documents or the Survey (the "Objection Deadline"), Purchaser shall give written notice (the "Objection Notice") to the attorneys for Seller of any matter set forth in the Title Documents or the Survey to which Purchaser objects (the "Objections"). If Purchaser fails to tender an Objection Notice on or before the Objection Deadline, Purchaser shall be deemed to have approved and irrevocably waived any objections to any matters covered by the Title Documents and the Survey. On or before 5 Business Days after the receipt of the Objection Notice (the "Response Deadline"), Seller may, in Seller's sole discretion, give Purchaser notice (the "Response Notice") of those Objections which Seller is willing to cure, if any. Seller shall be entitled to reasonable adjournments of the Closing Date to cure the Objections. If Seller fails to deliver a Response Notice by the Response Deadline, Seller shall be deemed to have elected not to cure or otherwise resolve any matter set forth in the Objection Notice. If Purchaser is dissatisfied with the Response Notice, Purchaser may, as its exclusive remedy, elect by written notice given to Seller on or before 5 days after the receipt of the Response Notice (the "Final Response Deadline"), either (a) to accept the Title Documents and Survey with resolution, if any, of the Objections as set forth in the Response Notice (or if no Response Notice is tendered, without any resolution of the Objections) and without any reduction or abatement of the Purchase Price, or (b) to terminate this Contract, in which event the Initial Deposit and, if applicable, the Additional Deposit, shall be returned to Purchaser. If Purchaser fails to give notice to terminate this Contract on or before the Final Response Deadline, Purchaser shall be deemed to have elected to approve and irrevocably waived any objections to any matters covered by the Title Documents or the Survey, subject only to resolution, if any, of the Objections as set forth in the Response Notice (or if no Response Notice is tendered, without any resolution of the Objections).

4.4 Permitted Exceptions. The Deed delivered pursuant to this Contract shall be subject to the following, all of which shall be deemed "Permitted Exceptions":

4.4.1 All matters shown in the Title Documents and the Survey, other than (a) those Objections, if any, which Seller has agreed to cure pursuant to the Response Notice under Section 4.3, (b) mechanics' liens and taxes due and payable with respect to the period preceding Closing, (c) the standard exception regarding the rights of parties in possession which shall be limited to those parties in possession pursuant to the Leases, and (d) the standard exception pertaining to taxes which shall be limited to taxes and assessments payable in the year in which the Closing occurs and subsequent taxes and assessments;

4.4.2       All Leases; and

4.4.3       Applicable zoning and governmental regulations and ordinances;

4.5 Existing Deed of Trust. It is understood and agreed that, whether or not Purchaser gives an Objection Notice with respect thereto, any deeds of trust and/or mortgages (including any and all mortgages which secure the Note) against the Property (whether one or more, the "Deed of Trust") shall not be deemed Permitted Exceptions, whether Purchaser gives written notice of such or not, and shall be paid off, satisfied, discharged and/or cured by Seller at Closing, provided that the Lender's Fees due in connection with the Loan Payoff shall be paid by Purchaser.

                                   ARTICLE 5
                                    CLOSING

5.1 Closing Date. The Closing shall occur 15 days following the expiration of the Financing Contingency Period (the "Closing Date") through an escrow with Escrow Agent, whereby the Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means. The Closing Date may be extended without penalty at the option of Seller and upon the giving of written notice to Purchaser not later than 5 Business Days prior to the Closing Date to a date not later than 30 days following the Closing Date specified in the first sentence of this paragraph above (or, if applicable, as extended by Seller pursuant to the second sentence of this paragraph) to satisfy a condition to be satisfied by Seller, or such later date as is mutually acceptable to Seller and Purchaser.

5.2 Seller Closing Deliveries. No later than 1 Business Day prior to the Closing Date, Seller shall deliver to Escrow Agent, each of the following items:

5.2.1 Special Warranty Deed (the "Deed") in the form attached as Exhibit B to Purchaser, subject to the Permitted Exceptions. If Purchaser's lender requires a vendor's lien be added to the Deed, the Deed shall be appropriately modified.

5.2.2       A Bill of Sale in the form attached as Exhibit C.

5.2.3 A General Assignment in the form attached as Exhibit D (the "General Assignment").

5.2.4 An Assignment of Leases and Security Deposits in the form attached as Exhibit E (the "Leases Assignment").

5.2.5 A  proforma  owner's  policy  of title  insurance,  prepared  by the Title
Insurer for the benefit of the Purchaser, evidencing the Title Policy to be issued by the Title Insurer pursuant to the Title Commitment as of the Closing Date, in the amount of the Purchase Price plus the amount of the Lender's Fees, insuring good and indefeasible title to the Property in Purchaser as of the Closing Date, subject only to the Permitted Encumbrances and the standard printed exceptions promulgated by the Texas State Board of Insurance, except that exception number 2 of Schedule B thereof shall, at the expense of Purchaser, be amended to read "shortages in area".

5.2.6 A letter prepared by Purchaser and countersigned by Seller to each of the vendors under the Terminated Contracts informing them of the termination of such Terminated Contract as of the Closing Date (subject to any delay in the effectiveness of such termination pursuant to the express terms of each applicable Terminated Contract) (the "Vendor Terminations").

5.2.7       A closing statement executed by Seller.

5.2.8 A title affidavit or at Seller's option an indemnity, as applicable, in the customary form reasonably acceptable to Seller to enable Title Insurer to delete the standard exceptions to the title insurance policy set forth in this Contract (other than matters constituting any Permitted Exceptions and matters which are to be completed or performed post-Closing) to be issued pursuant to the Title Commitment; provided that such affidavit does not subject Seller to any greater liability, or impose any additional obligations, other than as set forth in this Contract;

5.2.9 A certification of Seller's non-foreign status pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended;

5.2.10 Notification letters to all Tenants, executed by Seller in the form attached hereto as Exhibit F;

5.2.11 An updated Rent Roll, certified by Seller to its knowledge to be true, correct and complete in all material respects as of a date within 5 Business Days of the Closing Date;

5.2.12 An updated list of Tenant delinquencies and any pending evictions filed against any Tenant, certified by Seller to its knowledge to be true, correct and complete in all material respects as of a date within 5 Business Days of the Closing Date; and

5.2.13 Resolutions, certificates of good standing, and such other organizational
documents  as  Title  Insurer  shall  reasonably  require  evidencing   Seller's
authority to consummate this transaction.

5.3 Purchaser Closing Deliveries. No later than 1 Business Day prior to the Closing Date (except for the balance of the Purchase Price which is to be delivered at the time specified in Section 2.2.5), Purchaser shall deliver to the Escrow Agent (for disbursement to Seller upon the Closing) the following items with respect to the Property being conveyed at such Closing:

5.3.1 The full Purchase Price (with credit for the Deposit), plus or minus the adjustments or prorations required by this Contract.

5.3.2       A closing statement executed by Purchaser.

5.3.3       A countersigned counterpart of the General Assignment.

5.3.4       A countersigned counterpart of the Leases Assignment.

5.3.5 Notification letters to all Tenants prepared and executed by Purchaser in the form attached hereto as Exhibit F.

5.3.6       The Vendor Terminations.

5.3.7 Any cancellation fees or penalties due to any vendor under any Terminated Property Contract as a result of the termination thereof.

5.3.8 Resolutions, certificates of good standing, and such other organizational documents as Title Insurer shall reasonably require evidencing Purchaser's authority to consummate this transaction.

5.3.9       The Lender's Fees.

5.4   Closing Prorations and Adjustments.

5.4.1 General. All normal and customarily proratable items, including, without limitation, collected rents, operating expenses, real and personal property taxes, other operating expenses and fees, shall be prorated as of the Closing Date as set forth herein, Seller being responsible, charged or credited, as appropriate, for all of same attributable to the period up to the Closing Date (and credited for any amounts paid by Seller attributable to the period on or after the Closing Date, if assumed by Purchaser) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date. Seller shall prepare a proration schedule (the "Proration Schedule") of the adjustments described in this Section
5.4 prior to Closing and deliver the same to Purchaser at least 2 days prior to Closing. Such adjustments shall be paid by Purchaser to Seller (if the prorations result in a net credit to Seller) or by Seller to Purchaser (if the prorations result in a net credit to Purchaser), by increasing or reducing the cash to be paid by Purchaser at Closing to the extent so provided in this
Section 5.4.

5.4.2 Operating Expenses. All of the operating, maintenance, taxes (other than real estate taxes, such as rental taxes), and other expenses incurred in operating the Property that Seller customarily pays, and any other costs incurred in the ordinary course of business for the management and operation of the Property, shall be prorated on an accrual basis. Seller shall pay all such expenses that accrue prior to Closing and Purchaser shall pay all such expenses that accrue from and after the Closing Date. Any adjustments necessary to effect this apportionment shall be effected within 60 days following Closing to the extent provided in this Section 5.4.

5.4.3 Utilities. The final readings and final billings for utilities will be made if possible as of the Closing Date, in which case Seller shall pay all such bills as of the Closing Date and no proration shall be made at the Closing with respect to utility bills. Otherwise, a proration shall be made based upon the parties' reasonable good faith estimate and a readjustment made within 30 days after the Closing, if necessary. Seller shall be entitled to the return of any deposit(s) posted by it with any utility company, and Seller shall notify each utility company serving the Property to terminate Seller's account, effective as of noon on the Closing Date.

5.4.4 Real Estate Taxes. Any real estate ad valorem or similar taxes for the Property, or any installment of assessments payable in installments which installment is payable in the calendar year of Closing, shall be prorated to the date of Closing, based upon actual days involved. The proration of real property taxes or installments of assessments shall be based upon the assessed valuation and tax rate figures for the year in which the Closing occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year. The proration of real property taxes or installments of assessments for the tax year beginning January 1, 2003 shall be subject to re-adjustment when the actual property taxes are known; provided, further, Purchaser must provide written notice to Seller within 30 days after such taxes are finally known, accompanied with a statement and calculation of reproration; provided, however, that no re-adjustment shall be made with respect to an increase in real property taxes which are attributable solely to the occurrence of the sale of the Property to Purchaser pursuant to this Contract.

5.4.5 Property Contracts. Purchaser shall assume at Closing the obligations under the Property Contracts assumed by Purchaser, provided that any payments under the Property Contracts have been prorated.

5.4.6       Leases.

5.4.6.1 All collected rent provided under Leases (whether fixed monthly rentals, additional rentals, escalation rentals, retroactive rentals, operating cost pass-throughs or other sums and charges payable by Tenants under the Leases), income and expenses from any portion of the Property shall be prorated as of the Closing Date (prorated for any partial month). Purchaser shall receive all collected rent and income attributable to dates from and after the Closing Date. Seller shall receive all collected rent and income attributable to dates prior to the Closing Date. Notwithstanding the foregoing, no prorations shall be made in relation to either (a) non-delinquent rents which have not been collected as of the Closing Date, or (b) delinquent rents existing, if any, as of the Closing Date (the foregoing (a) and (b) referred to herein as the "Uncollected Rents"). In adjusting for Uncollected Rents, no adjustments shall be made in Seller's favor for rents which have accrued and are unpaid as of the Closing, but Purchaser shall pay Seller such accrued Uncollected Rents as and when collected by Purchaser after first applying such rents received after Closing to the current month's rent then due and owing under the Leases. After the Closing, Seller shall continue to have the right, but not the obligation, in its own name, to demand payment of and to collect Uncollected Rents owed to Seller by any Tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any Tenant, provided that any such action or proceedings shall be limited actions seeking monetary damages and in no event shall Seller seek to evict any Tenants. The delivery of the Leases Assignment shall not constitute a waiver by Seller of such right. Purchaser agrees to reasonably cooperate with Seller in Seller's efforts to collect such Uncollected Rents; provided, however, that Purchaser's obligation to cooperate with Seller pursuant to this sentence shall not obligate Purchaser to terminate any Tenant lease with an existing Tenant or evict any existing Tenant from the Property.

5.4.6.2 At Closing, Purchaser shall receive a credit against the Purchase Price in an amount equal to the unapplied balance of all cash (or cash equivalent) Tenant Deposits, including, but not limited to, security, damage or other deposits or required to be paid by any of the Tenants to secure their respective obligations under the Leases, together, in all cases, with any interest payable to the Tenants thereunder as may be required by their respective Tenant Lease or state law (the "Tenant Security Deposit Balance"). Any cash (or cash equivalents) held by Seller which constitute the Tenant Security Deposit Balance shall be retained by Seller in exchange for the foregoing credit against the Purchase Price and shall not be transferred by Seller pursuant to this Contract (or any of the documents delivered at Closing), but the obligation with respect to the Tenant Security Deposit Balance nonetheless shall be assumed by Purchaser.

5.4.6.3 With respect to operating expenses, taxes, utility charges, other operating cost pass-throughs, retroactive rental escalations, sums or charges payable by Tenants under the Tenant Leases, to the extent that Seller has received as of the Closing payments allocable to periods subsequent to Closing, the same shall be properly prorated with an adjustment in favor of Purchaser, and Purchaser shall reserve a credit therefor at Closing. With respect to any payments received by Purchaser after the Closing allocable to Seller prior to Closing, Purchaser shall promptly pay the same to Seller.

5.4.7 Existing Loan. On the Closing Date, Seller shall pay (which payment may be made by Seller out of the proceeds of the Purchase Price) the outstanding principal balance of the Note together with all interest accrued under the Note prior to the Closing Date (the "Loan Payoff"). Purchaser shall pay all Lender Fees. Seller shall be entitled to any existing reserves, impounds and other accounts maintained in connection with the Loan.

5.4.8 Insurance. No proration shall be made in relation to insurance premiums and insurance policies will not be assigned to Purchaser.

5.4.9 Employees. Seller shall terminate the employment at the Property of all of Seller's and Seller's manager's on-site employees as of the Closing Date and shall pay all compensation due to such employees through the date of termination.

5.4.10 Closing Costs. Seller shall pay the cost of recording any instruments required to discharge any liens or encumbrances against the Property, the basic premium required to be paid with respect to the Title Policy pursuant to Section
4.1 up to the amount that would be payable if the amount of insurance thereunder were equal to $13,550,000, and one-half of the customary closing costs of the Escrow Agent. Purchaser shall pay the any premiums or fees with respect to the Title Policy required by Section 4.1, the amount of the basic premium which exceeds the amount to be paid by Seller pursuant to this Section 5.4.10 and one-half of the customary closing costs of the Escrow Agent. In addition to the customary costs incurred by Escrow Agent (except for costs or liabilities arising from Escrow Agent's gross negligence or willful misconduct), Escrow Agent shall receive a fee of $500 for its services hereunder, to be borne equally by Seller and Purchaser.

5.4.11 Capital Improvements. Purchaser shall be entitled to a credit against the Purchase Price in the amount of $600,000 to cover capital improvements to be made at the Property.

5.4.12 Survival. The provisions of this Section 5.4 shall survive the Closing and delivery of the Deed to Purchaser.

5.4.13 Possession. Possession of the Property, subject to the Leases, Property Contracts which are not identified as Terminated Contracts during the Feasibility Period (subject to the limitations of Section 3.6), and Permitted
Exceptions, shall be delivered to Purchaser at the Closing upon release from escrow of all items to be delivered by Purchaser pursuant to Section 5.3, including, without limitation, the Purchase Price. Originals or copies of the Leases and Property Contracts, lease files, keys to the property, Seller's books and records (other than proprietary information), and to the extent reasonably available to Seller, warranties, guaranties, operating manuals, regarding the Property, shall be made available to Purchaser at the Property after the Closing.

5.5 Post Closing Adjustments. In general, and except as provided in this Contract or the Closing Documents, Seller shall be entitled to all income, and shall pay all expenses, relating to the operation of the Property for the period prior to the Closing Date and Purchaser shall be entitled to all income, and shall pay all expenses, relating to the operation of the Property for the period commencing on and after the Closing Date. Purchaser or Seller may request that Purchaser and Seller undertake to re-adjust any item on the Proration Schedule (or any item omitted therefrom) in accordance with the provisions of Section 5.4 of this Contract; provided, however, that neither party shall have any obligation to re-adjust any items other than ad valorem taxes as set forth in
Section 5.4.4 (a) after the expiration of 60 days after Closing, or (b) subject to such 60-day period, unless such items exceeds $5,000.00 in magnitude (either individually or in the aggregate). The provisions of this Section 5.5 shall survive the Closing and delivery of the Deed to Purchaser.

                                   ARTICLE 6
             REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER

6.1 Seller's Representations. Except, in all cases, for any fact, information or condition disclosed in the Title Documents, the Permitted Exceptions, the Property Contracts or the Materials, or which is otherwise known by Purchaser prior to the Closing, Seller represents and warrants to Purchaser the following (collectively, the "Seller's Representations") as of the Effective Date and as of the Closing Date (provided that Purchaser's remedies if any such Seller's Representations are untrue as of the Closing Date are limited to those set forth in Section 8.1):

6.1.1 Seller is organized, validly existing and, if applicable, in good standing under the laws of the state of its formation set forth in the initial paragraph of this Contract; and, subject to Section 8.2.4, has or at the Closing shall have the entity power and authority to sell and convey the Property and to execute the documents to be executed by Seller and prior to the Closing will have taken as applicable, all corporate, partnership, limited liability company or equivalent entity actions required for the execution and delivery of this Contract, and the consummation of the transactions contemplated by this Contract. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which Seller is a party or by which Seller is otherwise bound, which conflict, breach or default would have a material adverse affect on Seller's ability to consummate the transaction contemplated by this Contract or on the Property. Subject to Section 8.2.4, this Contract is a valid, binding and enforceable agreement against Seller in accordance with its terms;

6.1.2 Other than the Leases, the Property is not subject to any written lease executed by Seller or, to Seller's knowledge, any other possessory interests of any person;

6.1.3 Seller is not a "foreign person," as that term is used and defined in the Internal Revenue Code, Section 1445, as amended;

6.1.4 Except for any actions by Seller to evict Tenants under the Leases, to Seller's knowledge, there are no actions, proceedings, litigation or governmental investigations or condemnation actions either pending or threatened against the Property;

6.1.5 To Seller's knowledge, Seller has not received any written notice from any governmental authority of any uncured material violations of any federal, state, county or municipal law, ordinance, order, regulation, restrictive covenant or requirement affecting the Property;

6.1.6 To Seller's knowledge, Seller has not received any written notice of any material default by Seller under any of the Property Contracts that will not be terminated on the Closing Date;

6.1.7 To Seller's knowledge, the Rent Roll to be delivered to Purchaser pursuant to Section 3.5.1 and at Closing, the Operating Statements and the Capital Improvement Schedules are true, correct and complete;

6.1.8 No management or leasing agreements are in effect with respect to the Property that will survive Closing; and

6.1.9 To Seller's knowledge, (A) no hazardous or toxic materials or other substances regulated by applicable federal or state environmental laws are stored by Seller on, in or under the Property in quantities which violate applicable laws governing such materials or substances, and (B) the Property is not used by Seller for the storage, treatment, generation or manufacture of any hazardous or toxic materials or other substances in a manner which would constitute a violation of applicable federal or state environmental laws.

6.2 AS-IS.  Except for  Seller's  Representations,  the  Property  is  expressly purchased and sold "AS IS," "WHERE IS," and "WITH ALL FAULTS." The Purchase Price and the terms and conditions set forth herein are the result of arm's-length bargaining between entities familiar with transactions of this kind, and said price, terms and conditions reflect the fact that Purchaser shall have the benefit of, and is not relying upon, any information provided by Seller or Broker or statements, representations or warranties, express or implied, made by or enforceable directly against Seller or Broker, including, without limitation, any relating to the value of the Property, the physical or environmental condition of the Property, any state, federal, county or local law, ordinance, order or permit; or the suitability, compliance or lack of compliance of the Property with any regulation, or any other attribute or matter of or relating to the Property (other than any covenants of title contained in the Deed conveying the Property and Seller's Representations). Purchaser agrees that Seller shall not be responsible or liable to Purchaser for any defects, errors or omissions, or on account of any conditions affecting the Property. Purchaser, its successors and assigns, and anyone claiming by, through or under Purchaser, hereby fully releases Seller's Indemnified Parties from, and irrevocably waives its right to maintain, any and all claims and causes of action that it or they may now have or hereafter acquire against Seller's Indemnified Parties with respect to any and all Losses arising from or related to any defects, errors, omissions or other conditions affecting the Property. Purchaser represents and warrants that, as of the date hereof and as of the Closing Date, it has and shall have reviewed and conducted such independent analyses, studies (including, without limitation, environmental studies and analyses concerning the presence of lead, asbestos, PCBs and radon in and about the Property), reports, investigations and inspections as it deems appropriate in connection with the Property. If Seller provides or has provided any documents, summaries, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Property, including, without limitation, the offering prepared by Broker, Purchaser and Seller agree that Seller has done so or shall do so only for the convenience of both parties, Purchaser shall not rely thereon and the reliance by Purchaser upon any such documents, summaries, opinions or work product shall not create or give rise to any liability of or against Seller's Indemnified Parties. Purchaser acknowledges and agrees that no representation has been made and no responsibility is assumed by Seller with respect to current and future applicable zoning or building code requirements or the compliance of the Property with any other laws, rules, ordinances or regulations, or the financial earning capacity of the Property, the continuation of contracts, continued occupancy levels of the Property, or any part thereof, or the continued occupancy by tenants of any Leases or, without limiting any of the foregoing, occupancy at Closing. Prior to Closing, Seller shall have the right, but not the obligation, to enforce its rights against any and all Property occupants, guests or tenants. Purchaser agrees that the departure or removal, prior to Closing, of any of such guests, occupants or tenants shall not be the basis for, nor shall it give rise to, any claim on the part of Purchaser, nor shall it affect the obligations of Purchaser under this Contract in any manner whatsoever; and Purchaser shall close title and accept delivery of the Deed with or without such tenants in possession so long as the conditions precedent set forth in Sections 8.1 are satisfied, and without any allowance or reduction in the Purchase Price under this Contract. Purchaser hereby releases Seller from any and all claims and liabilities relating to the foregoing matters; provided that the foregoing shall not modify Seller's agreements contained in ARTICLE 7 of this Contract. The provisions of this Section 6.2 shall survive the Closing and delivery of the Deed to Purchaser.

6.3 Survival of Seller's Representations. Seller and Purchaser agree that Seller's Representations shall survive Closing for a period of 9 months (the "Survival Period"). Seller shall have no liability after the Survival Period with respect to Seller's Representations contained herein except to the extent that Purchaser has provided notice to Seller during the Survival Period for breach of any of Seller's Representations. Under no circumstances shall Seller be liable to Purchaser for more than $100,000 in any individual instance or in the aggregate for all breaches of Seller's Representations, nor shall Purchaser be entitled to bring any claim for a breach of Seller's Representations unless the claim for damage (either in the aggregate or as to any individual claim) by Purchaser exceeds $5,000. In the event that Seller breaches any representation contained in Section 6.1 and Purchaser had knowledge of such breach prior to the Closing Date and proceeded to the consummation of the Closing, Purchaser shall be deemed to have waived any right of recovery, and Seller shall not have any liability in connection therewith.

6.4 Definition of Seller's Knowledge. Any representations and warranties made "to the knowledge of Seller" shall not be deemed to imply any duty of inquiry. For purposes of this Contract, the term Seller's "knowledge" shall mean and refer only to actual knowledge of the Designated Representative of the Seller and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of the Seller, or any affiliate of the Seller, or to impose upon such Designated Representative any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such Designated Representative any individual personal liability. As used herein, the term Designated Representative shall refer to (a) Cathy Anderson, who is the Regional Property Manager handling this Property (the "Regional Property Manager") and (b) Casey Thornton, who is the community manager of the Property employed by the Property Manager.

6.5 Representations And Warranties Of Purchaser. For the purpose of inducing Seller to enter into this Contract and to consummate the sale and purchase of the Property in accordance herewith, Purchaser represents and warrants to Seller the following as of the Effective Date and as of the Closing Date:

6.5.1 Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Texas.

6.5.2 Purchaser, acting through any of its or their duly empowered and authorized officers or members, has all necessary entity power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this Contract, to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder; and no consent of any of Purchaser's partners, directors, officers or members are required to so empower or authorize Purchaser. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which Purchaser is a party or by which Purchaser is otherwise bound, which conflict, breach or default would have a material adverse affect on Purchaser's ability to consummate the transaction contemplated by this Contract. This Contract is a valid, binding and enforceable agreement against Purchaser in accordance with its terms.

6.5.3 No pending or, to the knowledge of Purchaser, threatened litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Contract or would declare illegal, invalid or non-binding any of Purchaser's obligations or covenants to Seller.

6.5.4 Other than Seller's Representations, Purchaser has not relied on any representation or warranty made by Seller or any representative of Seller (including, without limitation, Broker) in connection with this Contract and the acquisition of the Property.

6.5.5 The Broker and its affiliates do not, and will not at the Closing, have any direct or indirect legal, beneficial, economic or voting interest in Purchaser (or in an assignee of Purchaser, which pursuant to Section 13.3, acquires the Property at the Closing), nor has Purchaser or any affiliate of Purchaser granted (as of the Effective Date or the Closing Date) the Broker or any of its affiliates any right or option to acquire any direct or indirect legal, beneficial, economic or voting interest in Purchaser.

The provisions of this Section 6.5 shall survive the Closing and delivery of the Deed to Purchaser for a period of 9 months from the Closing Date.

                                    ARTICLE 7
                            OPERATION OF THE PROPERTY

7.1 Leases and Property Contracts. During the period of time from the Effective Date to the Closing Date, in the ordinary course of business Seller may enter into new Property Contracts, new Leases, renew existing Leases or modify, terminate or accept the surrender or forfeiture of any of the Leases, modify any Property Contracts, or institute and prosecute any available remedies for default under any Lease or Property Contract without first obtaining the written consent of Purchaser; provided, however, Seller agrees that any such new Property Contracts or any new or renewed Leases shall not have a term in excess of 1 year and any new Property Contract must be terminable by the owner of the Property upon no more than 30 days notice, without penalty, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed.

7.2 General  Operation of  Property.  Except as  specifically  set forth in this
ARTICLE 7, Seller shall operate the Property after the Effective Date in the ordinary course of business, and except as necessary in the Seller's sole discretion to address (a) any life or safety issue at the Property, or (b) any other matter which in Seller's reasonable discretion materially adversely affecting the use, operation or value of the Property, Seller will not make any material alterations to the Property or remove any material Fixtures and Tangible Personal Property without the prior written consent of Purchaser which consent shall not be unreasonably withheld, denied or delayed.

7.3 Liens. Other than utility easements required by governmental authority or public utility or in case of emergency, Seller covenants that it will not voluntarily create or cause any lien or encumbrance to attach to the Property between the Effective Date and the Closing Date (other than Leases and Property Contracts as provided in Section 7.1) unless Purchaser approves such lien or encumbrance, which approval shall not be unreasonably withheld or delayed. If Purchaser approves any such subsequent lien or encumbrance, the same shall be deemed a Permitted Encumbrance for all purposes hereunder.

7.4 Inspection of Property. Purchaser may, upon reasonable notice to Seller and on the terms and conditions set forth in Section 3.3 and Section 3.4, enter the Property 5 Business Days prior to the Closing Date (or on such other date within 5 days previous to such 5th Business Day as Seller and Purchaser shall mutually agree) to further inspect the Property to confirm any matters which Purchaser may reasonably desire to confirm with respect to the Property.

                                   ARTICLE 8
                         CONDITIONS PRECEDENT TO CLOSING

8.1 Purchaser's Conditions to Closing. Purchaser's obligation to close under this Contract, shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

8.1.1 All of the documents required to be delivered by Seller to Purchaser at the Closing pursuant to the terms and conditions hereof shall have been delivered;

8.1.2 Each of the representations, warranties and covenants of Seller contained herein shall be true in all material respects as of the Closing Date;

8.1.3 Seller shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Seller hereunder;

8.1.4 Neither Seller nor Seller's general partner shall be a debtor in any bankruptcy proceeding nor shall have been in the last 6 months a debtor in any bankruptcy proceeding; and

8.1.5 Substantially all of those items of Fixtures and Personal Property listed on the list delivered to and approved by Seller pursuant to Section 3.5.1 shall still be located at the Property (provided, however, that items listed thereon may be removed in the ordinary course of business if replaced with comparable items), and Purchaser may inspect the Property up to 2 Business Days prior to the Closing date to verify same.

      Notwithstanding anything to the contrary, there are no other conditions on Purchaser's obligation to Close except as expressly set forth in this Section
8.1. If any condition set forth in Sections 8.1.1, 8.1.3 or 8.1.4 is not met, Purchaser may (a) waive any of the foregoing conditions and proceed to Closing on the Closing Date with no offset or deduction from the Purchase Price, or (b) if such failure constitutes a default by Seller, exercise any of its remedies pursuant to Section 10.2. If the condition set forth in Section 8.1.2 is not met, Purchaser may, as its sole and exclusive remedy, (i) notify Seller of Purchaser's election to terminate this Contract and receive a return of the Deposit from the Escrow Agent, or (ii) waive such condition and proceed to Closing on the Closing Date with no offset or deduction from the Purchase Price.

8.2 Without limiting any of the rights of Seller elsewhere provided for in this Contract, Seller's obligation to close with respect to conveyance of the Property under this Contract shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

8.2.1 All of the documents and funds required to be delivered by Purchaser to Seller at the Closing pursuant to the terms and conditions hereof shall have been delivered;

8.2.2       Each  of  the   representations,   warranties   and  covenants  of
Purchaser contained herein shall be true in all material respects as of the Closing Date; and

8.2.3 Purchaser shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Purchaser hereunder.

      If any of the foregoing conditions to Seller's obligation to close with respect to conveyance of the Property under this Contract are not met, Seller may (a) waive any of the foregoing conditions and proceed to Closing on the Closing Date, or (b) if such failure constitutes a default by Purchaser, exercise any of its remedies under Section 10.1.

                                   ARTICLE 9
                                   BROKERAGE

9.1 Indemnity. Seller represents and warrants to Purchaser that it has dealt only with Brian O'Boyle of O'Boyle Properties, Inc. ("Broker") in connection with this Contract. Seller and Purchaser each represents and warrants to the other that, other than Broker, it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Contract, and each party agrees to indemnify, hold harmless, and, if requested in the sole and absolute discretion of the indemnitee, defend (with counsel approved by the indemnitee) the other party from and against all Losses relating to brokerage commissions and finder's fees arising from or attributable to the acts or omissions of the indemnifying party. The provisions of this Section 9.1 shall survive the termination of this Contract, and if not so terminated, the Closing and delivery of the Deed to Purchaser.

9.2 Broker Commission. Seller agrees to pay Broker a commission according to the terms of a separate Contract. Broker shall not be deemed a party or third party beneficiary of this Contract.

9.3 Broker Signature Page. Broker shall execute the signature page for Broker attached hereto solely for purposes of confirming the matters set forth therein; provided, however, that (a) Broker's signature hereon shall not be a prerequisite to the binding nature of this Contract on Purchaser and Seller, and the same shall become fully effective upon execution by Purchaser and Seller, and (b) the signature of Broker will not be necessary to amend any provision of this Contract.

9.4 Texas Real Estate License Act. The Texas Real Estate License Act requires written notice to Purchaser from any licensed real estate broker or salesman who is to receive a commission from Purchaser that Purchaser should have an attorney of its own selection examine an abstract of title to the property being acquired or that Purchaser should be furnished with or should obtain a title insurance policy. Notice to that effect is, therefore, hereby given to Purchaser on behalf of Broker.

                                   ARTICLE 10
                              DEFAULTS AND REMEDIES

10.1 Purchaser Default.  If Purchaser  defaults in its obligations  hereunder to
(a) deliver the Initial Deposit or Additional Deposit, (b) deliver to the Seller the deliveries specified under Section 5.3 on the date required thereunder, or
(c) deliver the Purchase Price at the time required by Section 2.2.5 and close on the purchase of the Property on the Closing Date, then, immediately and without notice or cure, Purchaser shall forfeit the Deposit, and the Escrow Agent shall deliver the Deposit to Seller, and neither party shall be obligated to proceed with the purchase and sale of the Property. If, Purchaser defaults in any of its other representations, warranties or obligations under this Contract, and such default continues for more than 10 days after written notice from Seller, then Purchaser shall forfeit the Deposit, and the Escrow Agent shall deliver the Deposit to Seller, and neither party shall be obligated to proceed with the purchase and sale of the Property. The Deposit is liquidated damages and recourse to the Deposit is, except for Purchaser's indemnity obligations hereunder, Seller's sole and exclusive remedy for Purchaser's failure to perform its obligation to purchase the Property or breach of a representation or warranty. Seller expressly waives the remedies of specific performance and additional damages for such default by Purchaser. SELLER AND PURCHASER ACKNOWLEDGE THAT SELLER'S DAMAGES WOULD BE DIFFICULT TO DETERMINE, AND THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLER'S DAMAGES RESULTING FROM A DEFAULT BY PURCHASER IN ITS OBLIGATION TO PURCHASE THE PROPERTY. SELLER AND PURCHASER FURTHER AGREE THAT THIS SECTION 10.1.1 IS INTENDED TO AND DOES LIQUIDATE THE AMOUNT OF DAMAGES DUE SELLER, AND SHALL BE SELLER'S EXCLUSIVE REMEDY AGAINST PURCHASER, BOTH AT LAW AND IN EQUITY, ARISING FROM OR RELATED TO A BREACH BY PURCHASER OF ITS OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS CONTRACT, OTHER THAN WITH RESPECT TO PURCHASER'S INDEMNITY OBLIGATIONS HEREUNDER.

10.2 Seller Default. If Seller, prior to the Closing, defaults in its representations, warranties, covenants, or obligations under this Contract, including to sell the Property as required by this Contract and such default continues for more than 10 days after written notice from Purchaser, then, at Purchaser's election and as Purchaser's sole and exclusive remedy, either (a) this Contract shall terminate, and all payments and things of value, including the Deposit, provided by Purchaser hereunder shall be returned to Purchaser, and Purchaser may recover, as its sole recoverable damages (but without limiting its right to receive a refund of the Deposit), its direct and actual out-of-pocket expenses and costs (documented by paid invoices to third parties) in connection with this transaction, which damages shall not exceed $50,000 in aggregate, or
(b) Purchaser may seek specific performance of Seller's obligation to deliver the Deed pursuant to this Contract (but not damages). Purchaser agrees that it shall promptly destroy all plans, studies, surveys, reports, and other materials paid for with the out-of-pocket expenses reimbursed by Seller pursuant to the foregoing sentence. SELLER AND PURCHASER FURTHER AGREE THAT THIS SECTION 10.2 IS INTENDED TO AND DOES LIMIT THE AMOUNT OF DAMAGES DUE PURCHASER AND THE REMEDIES AVAILABLE TO PURCHASER, AND SHALL BE PURCHASER'S EXCLUSIVE REMEDY AGAINST SELLER, BOTH AT LAW AND IN EQUITY ARISING FROM OR RELATED TO A BREACH BY SELLER PRIOR TO CLOSING OF ITS REPRESENTATIONS, WARRANTIES, OR COVENANTS OR ITS OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS CONTRACT. UNDER NO CIRCUMSTANCES MAY PURCHASER SEEK OR BE ENTITLED TO RECOVER ANY SPECIAL, CONSEQUENTIAL, PUNITIVE, SPECULATIVE OR INDIRECT DAMAGES, ALL OF WHICH PURCHASER SPECIFICALLY WAIVES, FROM SELLER FOR ANY BREACH BY SELLER, OF ITS REPRESENTATIONS, WARRANTIES OR COVENANTS OR ITS OBLIGATIONS UNDER THIS CONTRACT. PURCHASER SPECIFICALLY WAIVES THE RIGHT TO FILE ANY LIS PENDENS OR ANY LIEN AGAINST THE PROPERTY UNLESS AND UNTIL IT HAS IRREVOCABLY ELECTED TO SEEK SPECIFIC PERFORMANCE OF THIS CONTRACT AND HAS FILED AN ACTION SEEKING SUCH REMEDY.

                                   ARTICLE 11
                            RISK OF LOSS OR CASUALTY

11.1 Major Damage. In the event that the Property is damaged or destroyed by fire or other casualty prior to Closing, and the cost of repair is reasonably estimated to be more than $300,000, then Seller shall have no obligation to repair such damage or destruction and shall notify Purchaser in writing of such damage or destruction (the "Damage Notice"). Within 10 days after Purchaser's receipt of the Damage Notice, Purchaser may elect at its option to terminate this Contract by delivering written notice to Seller. In the event Purchaser fails to terminate this Contract within the foregoing 10-day period, this transaction shall be closed in accordance with the terms of this Contract for the full Purchase Price notwithstanding any such damage or destruction and Purchaser shall receive an assignment of Seller's claims under its insurance policies to the extent assignable or Purchaser shall receive all insurance proceeds pertaining thereto (plus a credit against the Purchase Price in the amount of any deductible payable by Seller in connection therewith) at Closing.

11.2 Minor Damage. In the event that the Property is damaged or destroyed by fire or other casualty prior to the Closing, and the cost of repair is less than $300,000, this transaction shall be closed in accordance with the terms of this Contract, notwithstanding the damage or destruction; provided, however, Seller shall make such repairs to the extent of any recovery from insurance carried on the Property if they can be reasonably effected before the Closing. Subject to
Section 11.3, if Seller is unable to commence any such repairs prior to Closing, then Purchaser shall receive all insurance proceeds pertaining thereto (plus a credit against the Purchase Price in the amount of any deductible payable by Seller in connection therewith) at Closing.

11.3 Repairs. To the extent that Seller commences any repair, replacement or restoration of the Property prior to Closing pursuant to Section 11.2 above, then Seller shall be entitled to receive and apply available insurance proceeds to any portion of such repair, replacement or restoration completed or installed prior to Closing (but only after application of the deductible), with Purchaser being responsible for completion of such repair, replacement or restoration after Closing from the balance of any available insurance proceeds (plus any unexpended portion of the deductible). The provisions of this Section 11.3 shall survive the Closing and delivery of the Deed to Purchaser.

                                   ARTICLE 12
                                 EMINENT DOMAIN

12.1 Eminent Domain. In the event that, at the time of Closing, any material part of the Property is (or previously has been) acquired, or is about to be acquired, by any governmental agency by the powers of eminent domain or transfer in lieu thereof (or in the event that at such time there is any notice of any such acquisition or intent to acquire by any such governmental agency), Purchaser shall have the right, at Purchaser's option, to terminate this Contract by giving written notice within 10 days after Purchaser's receipt from Seller of notice of the occurrence of such event, and if Purchaser so terminates this Contract shall recover the Deposit hereunder. If Purchaser fails to terminate this Contract within such 10-day period, this transaction shall be closed in accordance with the terms of this Contract for the full Purchase Price and Purchaser shall receive the full benefit of any condemnation award.

                                   ARTICLE 13
                                  MISCELLANEOUS

13.1 Binding Effect of Contract. This Contract shall not be binding on either party until executed by both Purchaser and Seller. As provided in Section 2.3.5 and Section 9.3 above, neither the Escrow Agent's nor the Broker's execution of this Contract shall be a pre-requisite to its effectiveness.

13.2 Exhibits And Schedules. All Exhibits and Schedules, whether or not annexed hereto, are a part of this Contract for all purposes.

13.3 Assignability. This Contract is not assignable by Purchaser without first obtaining the prior written approval of the Seller, except that Purchaser may assign this Contract to one or more entities so long as (a) either Yoram Ginach or Gideon Lidor is a direct or indirect affiliate of the purchasing entity(ies), and (b) Purchaser is not released from its liability hereunder; provided, however, that in the event of such an assignment by Purchaser, it shall be released from its liability under this Contract, other than the liability of Purchaser under Section 3.4 for actions of Purchaser or its Consultants committed or occurring during the period from Effective Date to the Closing Date, concurrently with and conditioned upon the Closing. As used herein, an affiliate is a person or entity controlled by, under common control with, or controlling another person or entity.

13.4 Binding Effect. Subject to Section 13.3, this Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors, heirs and permitted assigns.

13.5 Captions. The captions, headings, and arrangements used in this Contract are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

13.6 Number And Gender Of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

13.7 Notices. All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and shall be (a) personally delivered with a written receipt of delivery, (b) sent by a nationally recognized overnight delivery service requiring a written acknowledgement of receipt or providing a certification of delivery or attempted delivery, (c) sent by certified or registered mail, return receipt requested, or (d) sent by confirmed facsimile transmission with an original copy thereof transmitted to the recipient by one of the means described in subsections (a) through (c) no later than 3 Business Days thereafter. All notices shall be deemed effective when actually delivered as documented in a delivery receipt; provided, however, that if (i) the notice was sent by overnight courier or mail as aforesaid and is affirmatively refused or cannot be delivered during customary business hours by reason of the absence of a signatory to acknowledge receipt, or by reason of a change of address with respect to which the addressor did not have either knowledge or written notice delivered in accordance with this Section 13.7, then the first attempted delivery shall be deemed to constitute delivery, and (ii) if a facsimile transmission cannot be confirmed as to each of the persons entitled to notice set forth below, notice to Seller shall be deemed delivered in accordance with this Section 13.7 if such transmission is confirmed as to either of the two individuals named for notice to the Seller set forth below or as to Seller's counsel named below. Each party shall be entitled to change its address for notices from time to time by delivering to the other party notice thereof in the manner herein provided for the delivery of notices. All notices shall be sent to the addressee at its address set forth following its name below:

            To Purchaser:

            901 Waterfall Way
            Suite 555
            Richardson, TX  75080
            Attn:  Sam W. Pettigrew III
            Telephone No. (972) 669-9121, ext. 203
            Facsimile No. (972) 669-9617

            With a copy to Purchaser's counsel:

            Shannon, Gracey, Ratliff & Miller, L.L.P.
            500 North Akard, Suite 2575
            Dallas, TX 75201
            Attn:  Barbara Kennedy, Esq.
            Telephone No. (214) 245-3070
            Facsimile No. (214) 245-3097

            To Seller:
            c/o AIMCO
            Stanford Place 3
            4582 South Ulster Street Parkway
            Suite 1100
            Denver, Colorado 80237
            Attn:  Patrick Slavin
            Telephone No. (303) 691-4340
            Facsimile No. (303) 300-3252

            and

            c/o AIMCO
            Stanford Place 3
            4582 South Ulster Street Parkway
            Suite 1100
            Denver, Colorado 80237
            Attn:  Mr. Harry Alcock
            Telephone No. (303) 691-4344
            Facsimile No. (303) 300-3282

            with copy to:

            Chad Asarch, Esq.
            Vice President and Assistant General Counsel
            AIMCO
            Stanford Place 3
            4582 South Ulster Street Parkway
            Suite 1100
            Denver, Colorado 80237
            Telephone No. (303) 691-4303
            Facsimile No.  (303) 300-3297

            and a copy to Seller's counsel:

            Jackson Walker L.L.P.
            112 E. Pecan, Suite 2100
            San Antonio, Texas 78205
            Attn:  Eileen E. Sommer, Esq.
            Telephone No. (210) 978-7784
            Facsimile No. (210) 978-7790

      Any notice required hereunder to be delivered to the Escrow Agent shall be delivered in accordance with above provisions as follows:

            Stewart Title Guaranty Company
            1980 Post Oak Boulevard
            Suite 610
            Houston, Texas 77056
            Attn:  Wendy Howell
            Telephone No.  (800) 729-1906
            Facsimile No.  (713) 552-1703


      Unless specifically required to be delivered to the Escrow Agent pursuant to the terms of this Contract, no notice hereunder must be delivered to the Escrow Agent in order to be effective so long as it is delivered to the other party in accordance with the above provisions.

13.8 Governing Law And Venue. The laws of the State of Texas shall govern the validity, construction, enforcement, and interpretation of this Contract, without regard to choice of law rules of any jurisdiction. Subject to Section 13.25, all claims, disputes and other matters in question arising out of or relating to this Contract, or the breach thereof, shall be decided by proceedings instituted and litigated in a court of competent jurisdiction in the state in which the Property is situated, and the parties hereto expressly consent to the venue and jurisdiction of such court.

13.9 Entire Agreement. This Contract embodies the entire Contract between the parties hereto concerning the subject matter hereof and supersedes all prior conversations, proposals, negotiations, understandings and Contracts, whether written or oral.

13.10 Amendments. This Contract shall not be amended, altered, changed, modified, supplemented or rescinded in any manner except by a written contract executed by all of the parties; provided, however, that, (a) as provided in
Section 2.3.5 above, the signature of the Escrow Agent shall not be required as to any amendment of this Contract other than an amendment of Section 2.3, and
(b) as provided in Section 9.3 above, the signature of the Broker shall not be required as to any amendment of this Contract

13.11 Severability. In the event that any part of this Contract shall be held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be reformed, and enforced to the maximum extent permitted by law. If such provision cannot be reformed, it shall be severed from this Contract and the remaining portions of this Contract shall be valid and enforceable.

13.12 Multiple Counterparts/Facsimile Signatures. This Contract may be executed in a number of identical counterparts. This Contract may be executed by facsimile signatures which shall be binding on the parties hereto, with original signatures to be delivered as soon as reasonably practical thereafter.

13.13 Construction. No provision of this Contract shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Contract; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.

13.14 Confidentiality. Purchaser shall not disclose the terms and conditions contained in this Contract and shall keep the same confidential, provided that Purchaser may disclose the terms and conditions of this Contract (a) as required by law, (b) to consummate the terms of this Contract, or any financing relating thereto, or (c) to Purchaser's or Seller's lenders, attorneys and accountants. Any information and Materials provided by Seller to Purchaser hereunder are confidential and Purchaser shall be prohibited from making such information public to any other person or entity other than its agents and legal representatives, without Seller's prior written authorization, which may be granted or denied in Seller's sole discretion.

13.15 Time Of The Essence. It is expressly agreed by the parties hereto that time is of the essence with respect to this Contract.

13.16 Waiver. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release, or modification of this Contract shall be established by conduct, custom, or course of dealing and all waivers must be in writing and signed by the waiving party.

13.17 Attorneys Fees. In the event either party hereto commences litigation or arbitration against the other to enforce its rights hereunder, the substantially prevailing party in such litigation shall be entitled to recover from the other party its reasonable attorneys' fees and expenses incidental to such litigation and arbitration, including the cost of in-house counsel and any appeals.

13.18 Time Periods. Should the last day of a time period fall on a weekend or legal holiday, the next Business Day thereafter shall be considered the end of the time period.

13.19 1031 Exchange. Seller and Purchaser acknowledge and agree that the purchase and sale of the Property may be part of a tax-free exchange under
Section 1031 of the Code for either Purchaser or Seller. Each party hereby agrees to take all reasonable steps on or before the Closing Date to facilitate such exchange if requested by the other party, provided that (a) no party making such accommodation shall be required to acquire any substitute property, (b) such exchange shall not affect the representations, warranties, liabilities and obligations of the parties to each other under this Contract, (c) no party making such accommodation shall incur any additional cost, expense or liability in connection with such exchange, and (d) no dates in this Contract will be extended as a result thereof.

13.20 No Personal Liability of Officers, Trustees or Directors of Seller's Partners. Purchaser acknowledges that this Contract is entered into by Seller which is a California limited partnership, and Purchaser agrees that none of
Seller's Indemnified Parties shall have any personal liability under this Contract or any document executed in connection with the transactions contemplated by this Contract.

13.21 No Exclusive Negotiations. Seller shall have the right, at all times prior to the expiration of the Financing Contingency Period, to solicit backup offers and enter into discussions, negotiations, or any other communications concerning or related to the sale of the Property with any third-party; provided, however, that such communications are subject to the terms of this Contract, and that Seller shall not enter into any contract or binding Contract with a third-party for the sale of the Property unless such Contract is contingent on the termination of this Contract without the Property having been conveyed to Purchaser.

13.22 ADA Disclosure. Purchaser acknowledges that the Property may be subject to the federal Americans With Disabilities Act (the "ADA"), which requires, among other matters, that tenants and/or owners of "public accommodations" remove barriers in order to make the Property accessible to disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons. Seller makes no warranty, representation or guarantee of any type or kind with respect to the Property's compliance with the ADA (or any similar state or local law), and Seller expressly disclaims any such representation.

13.23 No Recording. Purchaser shall not cause or allow this Contract or any contract or other document related hereto, nor any memorandum or other evidence hereof, to be recorded or become a public record without Seller's prior written consent, which consent may be withheld at Seller's sole discretion. If the Purchaser records this Contract or any other memorandum or evidence thereof, Purchaser shall be in default of its obligations under this Contract. Purchaser hereby appoints the Seller as Purchaser's attorney-in-fact to prepare and record any documents necessary to effect the nullification and release of the Contract or other memorandum or evidence thereof from the public records. This appointment shall be coupled with an interest and irrevocable.

13.24 Relationship of Parties. Purchaser and Seller acknowledge and agree that the relationship established between the parties pursuant to this Contract is only that of a seller and a purchaser of property. Neither Purchaser nor Seller is, nor shall either hold itself out to be, the agent, employee, joint venturer or partner of the other party.

13.25 Dispute Resolution. Any controversy, dispute, or claim of any nature arising out of, in connection with, or in relation to the interpretation, performance, enforcement or breach of this Contract, including any claim based on contract, tort or statute, shall be resolved at the written request of any party to this Contract by binding arbitration. The arbitration shall be administered in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. Any matter to be settled by arbitration shall be submitted to the American Arbitration Association in Dallas, Texas. The parties shall attempt to designate one arbitrator from the American Arbitration Association. If they are unable to do so within 30 days after written demand therefor, then the American Arbitration Association shall designate an arbitrator. The arbitration shall be final and binding, and enforceable in any court of competent jurisdiction. The arbitrator shall award attorneys' fees (including those of in-house counsel) and costs to the prevailing party and charge the cost of arbitration to the party which is not the prevailing party. Notwithstanding anything herein to the contrary, this Section 13.25 shall not prevent Purchaser or Seller from seeking and obtaining equitable relief on a temporary or permanent basis, including, without limitation, a temporary restraining order, a preliminary or permanent injunction or similar equitable relief, from a court of competent jurisdiction located in the state in which the Property is located (to which all parties hereto consent to venue and jurisdiction) by instituting a legal action or other court proceeding in order to protect or enforce the rights of such party under this Contract or to prevent irreparable harm and injury. The court's jurisdiction over any such equitable matter, however, shall be expressly limited only to the temporary, preliminary, or permanent equitable relief sought; all other claims initiated under this Contract between the parties hereto shall be determined through final and binding arbitration in accordance with this Section 13.25.

13.26 AIMCO Marks. Purchaser agrees that Seller, the Property Manager or AIMCO, or their respective affiliates, are the sole owners of all right, title and interest in and to the AIMCO Marks (or have the right to use such AIMCO Marks pursuant to license agreements with third parties) and that no right, title or interest in or to the AIMCO Marks is granted, transferred, assigned or conveyed as a result of this Contract. Purchaser further agrees that Purchaser will not use the AIMCO Marks for any purpose.

13.27 Non-Solicitation of Employees. Purchaser acknowledges and agrees that, without the express written consent of Seller, neither Purchaser nor any of Purchaser's employees, affiliates or agents shall solicit any of Seller's employees or any employees located at the Property for potential employment prior to the expiration of the Financing Contingency Period.

13.28 Survival. Except for (a) all of the provisions of this Article 13 (other than Section 13.19, 13.21 and 13.23), and (b) any provision of this Contract which expressly states that it shall so survive, and (c) any payment obligation of Purchaser under this Contract (the foregoing (a), (b) and (c) referred to herein as the "Survival Provisions"), none of the terms and provisions of this Contract shall survive the termination of this Contract, and, if the Contract is not so terminated, all of the terms and provisions of this Contract (other than the Survival Provisions) shall be merged into the Closing documents and shall not survive Closing.

13.29 Multiple Purchasers. As used in this Contract, the term "Purchaser", means all entities acquiring any interest in the Property at the Closing. In the event that "Purchaser" has any obligations or makes any covenants, representations or warranties under this Contract, the same shall be made jointly and severally by all entities being a Purchaser hereunder. In the event that Seller receives notice from any entity being a Purchaser hereunder, the same shall be deemed to constitute notice from all entities being a Purchaser hereunder. In the event that any entity being a Purchaser hereunder takes any action, breaches any obligation or otherwise acts pursuant to the terms of this Contract, the same shall be deemed to be the action of the other entity(ies) being a Purchaser hereunder and the action of "Purchaser" under this Contract. In the event that Seller is required to give notice or take action with respect to Purchaser under this Contract, notice to any entity being a Purchaser hereunder or action with respect to any entity being a Purchaser hereunder shall be a notice or action to all entities being a Purchaser hereunder. In the event that any entity being a Purchaser hereunder desires to bring an action or arbitration against Seller, such action must be joined by all entities being a Purchaser hereunder in order to be effective. In the event that there is any agreement by Seller to pay any amount pursuant to this Contract to Purchaser under any circumstance, that amount shall be deemed maximum aggregate amount to be paid to all parties being a Purchaser hereunder and not an amount that can be paid to each party being a Purchaser hereunder.

                                   ARTICLE 14
                           LEAD-BASED PAINT DISCLOSURE

                             [Intentionally Omitted]


      NOW, THEREFORE, the parties hereto have executed this Contract as of the date first set forth above.

                                     Seller:


                                    CENTURY PROPERTIES FUND XIX,
                                    a California limited partnership

                                    By:   Fox Partners II, a California
                                          general partnership, its general
                                          partner

                                          By:   Fox Capital Management
                                                Corporation, a California
                                                corporation, its managing
                                                partner

                                                By:  /s/Patrick F. Slavin
                                                Name: Patrick F. Slavin
                                                Title: Senior Vice President


                                   Purchaser:


                                    SUNCASE CORPORATION,
                                    a Texas corporation

                                    By:/s/Gideon Lidor
                                    Name:Gideon Lidor
                                    Title: President


                           ESCROW AGENT SIGNATURE PAGE

      The undersigned executes the Contract to which this signature page is attached for the purpose of agreeing to the provisions of Section 2.3 of the Contract, and hereby establishes June 11, 2003 as the date of opening of escrow and designates 03160471 as the escrow number assigned to this escrow.


                                    ESCROW AGENT:

                                    STEWART TITLE GUARANTY COMPANY


                                    By:/s/Wendy Howell
                                    Name:Wendy Howell
                                    Title: National Commercial Closing
                                           Specialist


                              BROKER SIGNATURE PAGE


      The undersigned Broker hereby executes this Broker Signature Page solely to confirm the following: (a) Broker represents only the Seller in the transaction described in the Contract to which this signature page is attached,
(b) Broker acknowledges that the only compensation due to Broker in connection with the Closing of the transaction described in the Contract to which this signature page is attached is to be paid to Broker pursuant to a separate agreement, and (c) Broker represents and warrants to Seller that Broker and its affiliates do not, and will not at the Closing, have any direct or indirect legal, beneficial, economic or voting interest in Purchaser (or in an assignee of Purchaser, which pursuant to Section 13.3 of the Contract, acquires the Property at the Closing) nor has Purchaser granted (as of the Effective Date or the Closing Date) the Broker or any of its affiliates any right or option to acquire any direct or indirect legal, beneficial, economic or voting interest in Purchaser.


                                          BROKER:

                                          O'BOYLE PROPERTIES, INC., a Texas
                                          corporation


                                          By: /s/Brian J. O'Boyle
                                          Name: Brian J. O'Boyle
                                          Title: Managing Broker

                                                                   Exhibit 10.23
                                 FIRST AMENDMENT
                          TO PURCHASE AND SALE CONTRACT

      THIS FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT (this "Amendment") is entered into effective as of the 10th day of July, 2003, by and between CENTURY PROPERTIES FUND XIX, a California limited partnership ("Seller"), and SUNCASE CORPORATION, a Texas corporation ("Purchaser").

                                    RECITALS:

      A. Purchaser and Seller have entered into that certain Purchase and Sale Contract (the "Purchase Contract") dated as of June 10, 2003, covering certain real property located in Dallas County, Texas, as more particularly described in the Purchase Contract.

      B. Purchaser and Seller desire to amend the Purchase Contract in certain respects, as set forth below.

      C. All capitalized terms used but not defined in this Amendment shall have the meaning ascribed to them in the Purchase Contract.

                                   AGREEMENTS:

      FOR TEN DOLLARS AND OTHER GOOD AND VALUABLE CONSIDERATION THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, Purchaser and Seller hereby agree as follows:

      1. Feasibility Period. Section 3.1 of the Purchase Contract is hereby amended such that the date of the expiration of the Feasibility Period shall be July 18, 2003.

      2. Financing Contingency Period. Section 3.7.1 of the Purchase Contract is hereby amended such that the last day of the Financing Contingency Period shall be August 4, 2003.

      3. Closing Date. The first sentence of Section 5.1 of the Purchase Contract is hereby amended such that the Closing Date shall be August 19, 2003 (subject to the Seller's right to extend the Closing Date as set forth in Section 5.1).

      4. This Amendment may be executed (a) by facsimile transmission, the same of which will be treated as an original and (b) in one or more counterparts, each of which shall be deemed an original and all of which combined shall constitute one and the same instrument.

      5. Each of the parties executing this Amendment represents and warrants that it has been fully authorized and has the requisite authority to bind the respective party to the terms hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.


                                     Seller:


                                    CENTURY PROPERTIES FUND XIX,
                                    a California limited partnership

                                    By:   Fox Partners II, a California
                                          general partnership, its general
                                          partner

                                          By:   Fox Capital Management
                                                Corporation, a California
                                                corporation, its managing
                                                partner

                                                By:  /s/Patrick F. Slavin
                                                Name: Patrick F. Slavin
                                                Title: Senior Vice President


                                   Purchaser:


                                    SUNCASE CORPORATION,
                                    a Texas corporation

                                    By:/s/Gideon Lidor
                                    Name:Gideon Lidor
                                    Title: President

                                                                   Exhibit 10.24
                                SECOND AMENDMENT
                          TO PURCHASE AND SALE CONTRACT

      THIS SECOND AMENDMENT TO PURCHASE AND SALE CONTRACT (this "Amendment") is entered into effective as of the 13th day of August, 2003, by and between CENTURY PROPERTIES FUND XIX, a California limited partnership ("Seller"), and SUNCASE CORPORATION, a Texas corporation ("Purchaser").

                                    RECITALS:

      A. Purchaser and Seller have entered into that certain Purchase and Sale Contract (the "Purchase Contract") dated as of June 10, 2003, covering certain real property located in Dallas County, Texas, as more particularly described in the Purchase Contract.

      B. The Purchase Contract was amended by that certain First Amendment to Purchase and Sale Contract, dated as of July 10, 2003.

      C. Purchaser and Seller desire to further amend the Purchase Contract in certain respects, as set forth below.

      D. All capitalized terms used but not defined in this Amendment shall have the meaning ascribed to them in the Purchase Contract.

                                   AGREEMENTS:

      FOR TEN DOLLARS AND OTHER GOOD AND VALUABLE CONSIDERATION THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, Purchaser and Seller hereby agree as follows:

      1. Additional Deposit. The first sentence of Section 2.2.2 is hereby amended such that the "Additional Deposit" as defined therein shall refer to both the amount of $135,000 delivered by Purchaser to Escrow Agent on the day that the Financing Contingency Period expires and the amount of $100,000 to be delivered by Purchaser to Escrow Agent on the date of the execution of an amendment to the Contract extending the Closing Date to August 28, 2003.

      2. Closing Date. The first sentence of Section 5.1 of the Purchase Contract is hereby amended such that the Closing Date shall be August 28, 2003 (subject to the Seller's right to extend the Closing Date as set forth in Section 5.1).

      4. This Amendment may be executed (a) by facsimile transmission, the same of which will be treated as an original and (b) in one or more counterparts, each of which shall be deemed an original and all of which combined shall constitute one and the same instrument.

      5. Each of the parties executing this Amendment represents and warrants that it has been fully authorized and has the requisite authority to bind the respective party to the terms hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.


                                     Seller:


                                    CENTURY PROPERTIES FUND XIX,
                                    a California limited partnership

                                    By:   Fox Partners II, a California
                                          general partnership, its general
                                          partner

                                          By:   Fox Capital Management
                                                Corporation, a California
                                                corporation, its managing
                                                partner

                                                By:  /s/Patrick F. Slavin
                                                Name: Patrick F. Slavin
                                                Title: Senior Vice President


                                   Purchaser:


                                    SUNCASE CORPORATION,
                                    a Texas corporation

                                    By:/s/Sam W. Pettigrew
                                    Name:Sam W. Pettigrew
                                    Title: Assistant Vice President

                                                                   Exhibit 10.24
                                  ASSIGNMENT OF
                           PURCHASE AND SALE CONTRACT


      THIS ASSIGNMENT OF PURCHASE AND SALE CONTRACT (the "Assignment") is made effective as of the 25th day of August, 2003, by and between SUNCASE CORPORATION, INC., a Texas corporation ("Assignor") and MCMILLAN DEVELOPMENT ASSOCIATES, L.P., a Texas limited partnership ("Assignee").

      WHEREAS, Assignor and Century Properties Fund XIX ("Seller") entered into that certain Purchase and Sale Contract ("Agreement") dated as of June 10, 2003, as amended by First Amendment to Purchase and Sale Contract dated July 10, 2003 and by Second Amendment to Purchase and Sale Contract dated August 13, 2003, pertaining to property known as the McMillan Place Apartments, located at 12610 Jupiter Road, Dallas, Texas, and described more particularly in the Agreement (the "Property"); and,

      WHEREAS,   Assignor  desires  to  assign  the  Agreement  to  Assignee  in accordance with the terms and provisions hereof.

      NOW, THEREFORE, FOR AND IN CONSIDERATION of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby SELL, ASSIGN, TRANSFER, SETOVER, and CONVEY unto Assignee, all of Assignor's right, title, and interest in, to, and under and does hereby delegate to Assignee all of its duties and obligations in, to and under the Agreement, including all amendments thereto, more fully described above. Assignee does hereby accept said assignment and Assignee hereby assumes all obligations of Purchaser under the Agreement and agrees to perform all duties and obligations of Purchaser under the Agreement to the extent they arise from and after the effective date hereof. Assignee agrees to reimburse Assignor for the Earnest Money deposit now on deposit with the Title Company at or before Closing.

      Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement. This Assignment may be executed in multiple counterparts, each of which shall be an original for all purposes and all of which, when taken together, shall constitute one agreement. An executed facsimile of this Assignment shall be fully effective and as binding as an original upon the party executing and transmitting same.

      EXECUTED effective as of the 25th day of August, 2003.


                         [SIGNATURES ON FOLLOWING PAGE]

                                    ASSIGNOR:

                                    SUNCASE CORPORATION


                                    By:/s/Gideon Lidor
                                          Gideon Lidor, President

                                    ASSIGNEE:

                                    MCMILLAN DEVELOPMENT
                                    ASSOCIATES, L.P.
                                    a Texas limited partnership

                                    By:   RRDDO Operations, Inc.,
                                          a Texas corporation


                                          By:/s/Gideon Lidor
                                                Gideon Lidor, President